EXHIBIT 23.1




                CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in the Form S-8 Registration statement for TBC Corporation's 1989 Stock Incentive Plan of our reports dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of TBC Corporation and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which reports are included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP




Memphis, Tennessee
February 9, 1999





























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